Exhibit No. 21.1

SUBSIDIARIES OF REGISTRANT

As of January 13, 2023, the Company has the following subsidiaries:

1)	PHILUX Global Funds SCA, SICAV-RAIF, a Luxembourg corporation
Percentage of ownership: 100%
Business activity: Luxembourg bank master fund.

2)	PHI Luxembourg Development SA, a Luxembourg corporation
Percentage of ownership: 100% owned by PHI Group, Inc.
Business activity: mother holding company for Luxembourg bank funds.

3)	PHI Luxembourg Holding SA, a Luxembourg corporation
Percentage of ownership: 100% owned by PHI Luxembourg Development SA.
Business activity: holding company for participating shares in sub-funds of PHILUX Global Funds.

4)	PHILUX Global General Partner SA, a Luxembourg corporation
Percentage of ownership: 100%
Business activity: holding management shares in PHILUX Global Funds.

5)	PHILUX Capital Advisors, Inc., a Wyoming corporation
Percentage of ownership: 100%
Business activity: investment advisory and M&A consulting services.

6)	Philux Global Vietnam Investment & Development Co., Ltd., a Vietnamese limited liability company
Percentage of ownership: 100%
Business activity: direct investments, consulting services

7)	Asia Diamond Exchange, Inc., a Wyoming corporation
Percentage of ownership: 100%
Business activity: holding company for the Asia Diamond Exchange to be established in Vietnam.

8)	Vinafilms International, Inc., a Wyoming corporation (formerly American Pacific Plastics, Inc.)
Percentage of ownership: 100%
Business activity: holding company for the acquisition of Vinafilms Co., Ltd. (inactive)

9)	American Pacific Resources, Inc., a Wyoming corporation
Percentage of ownership: 100%
Business activity: holding company for mineral and natural resources business (inactive).

10)	PHIVITAE Healthcare, Inc., a Wyoming corporation
Percentage of ownership: 100%
Business activity: medical and healthcare business (inactive).

11)	Empire Spirits, Inc., a Nevada corporation
Percentage of ownership (to be determined). Business activity: manufacturing and sale of American-made baijiu.
12)	Philux Fidelity Global Group, a Wyoming corporation
Percentage of ownership: 100%
Business activity: holding company for acquisition of and collaboration with Tin Thanh Group Joint Stock Company, startup.

13)	Philux Global Trade Inc., a Wyoming corporation
Percentage of ownership: 100%
Business activity: holding company for acquisition of Van Phat Dat JSC, startup.

14)	Philux Global Energy Inc., a Wyoming corporation
Percentage of ownership: 100%
Business activity: holding company for acquisition of majority interest in Kota Construction LLC and Kota Energy Group LLC